Exhibit 99_1

For Immediate Release	Joint Press Release

Affiliate of Apollo Global Management and CKx, Inc.

Announce Successful Tender Offer and

Commencement of Subsequent Offering Period

NEW YORK, June 16, 2011 — CKx Entertainment Offeror, LLC (f/k/a Colonel Offeror Sub, LLC) (“Offeror”) and CKx, Inc. (“CKx”) (NASDAQ: CKXE) today announced the successful completion of the tender offer by Offeror to acquire all outstanding shares of common stock of CKx (the “Common Shares”) for $5.50 per Common Share in cash in accordance with the previously announced definitive merger agreement among CKx and acquisition entities owned by investment funds managed by affiliates of Apollo Global Management, LLC (together with its subsidiaries, “Apollo”), a leading global alternative asset manager. Offeror is a wholly-owned subsidiary of affiliates of Apollo.

The initial offering period expired, as scheduled, at 12:00 midnight, New York City time, on Wednesday, June 15, 2011. The depositary for the tender offer has advised Offeror that, as of the expiration of the offering period, a total of approximately 50,819,769 Common Shares (including Common Shares tendered through notices of guaranteed delivery) were validly tendered to Offeror and not properly withdrawn, which, together with the Common Shares owned by Robert F.X. Sillerman, Sillerman Capital Holdings, L.P. and Laura Sillerman (the “Sillerman Stockholders”) that are held in a voting trust in accordance with, or subject to certain voting arrangements consistent with, their previously announced support agreement, and which were not subject to the tender offer, represent approximately 75.5% of all outstanding Common Shares on a fully-diluted basis. Offeror has accepted all Common Shares that were validly tendered and not properly withdrawn during the offering period. Payment for such Common Shares will be made promptly, in accordance with the terms of the offer.

Offeror also announced that it will provide a subsequent offering period for all remaining Common Shares to permit stockholders who have not yet tendered their Common Shares to do so. This subsequent offering period will expire at 5:00 p.m., New York City time, on Monday, June 20, 2011. The same price per Common Share offered during the initial offering period will be paid to holders of Common Shares who tender their Common Shares during the subsequent offering period. The procedures for accepting the offer and tendering Common Shares during the subsequent offering period are the same as those described for the offer in the offer to purchase, dated May 17, 2011, as amended, filed with the SEC, except that no withdrawal rights will apply to Common Shares tendered during the subsequent offering period and no withdrawal rights will apply during the subsequent offering period with respect to Common Shares tendered in the initial offering period and accepted for payment.

Each of Offeror, the Sillerman Stockholders and The Promenade Trust has reaffirmed that it intends to deliver a written consent adopting and approving the merger agreement and the other transactions contemplated by the merger agreement, including the merger, promptly following the CKx board of directors setting a record date for stockholders entitled to vote thereon. It is expected that the CKx board of directors will set such record date as June 16, 2011. Such written consents, when delivered, will be sufficient to adopt and approve the merger agreement and the other transactions contemplated thereby, including the merger, without further action by any other holder of shares of capital stock of CKx. In such event, it is anticipated that the merger would be consummated approximately 20 days following the mailing to stockholders of an information statement pursuant to Section 14C of the Securities Exchange Act of 1934, which mailing is expected to occur as early as the 11th day after the expiration of the subsequent offering period.

Assuming that all Common Shares tendered through a notice of guaranteed delivery as of the expiration of the initial offering period are delivered, in the event that an additional 2.9% of the outstanding Common Shares are tendered pursuant to the subsequent offering period, Parent intends to exercise its rights under the previously announced support agreements with the Sillerman Stockholders and The Promenade Trust to cause the Sillerman Stockholders and The Promenade Trust to contribute their Common Shares and shares of preferred stock of CKx to Parent (or its affiliate), after which Merger Sub would expect to exercise its rights under the merger agreement to exercise the “top-up option.” After giving effect to such transactions, Parent would expect to promptly cause the merger to be effected pursuant to Section 253 of the Delaware General Corporation Law without any further action by the holders of shares of capital stock of CKx.

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IMPORTANT NOTICE: This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of CKx. Offeror and certain other persons have filed a combined Tender Offer Statement and Rule 13e-3 Transaction Statement filed under cover of Schedule TO with the SEC on May 17, 2011. The Schedule TO and the solicitation/recommendation statement on Schedule 14D-9 filed by CKx with the SEC on May 18, 2011, as they have been amended and supplemented, contain important information about the tender offer, including the terms and conditions of the offer, that should be read carefully.

These documents will be available at no charge at the SEC’s website at www.sec.gov. The tender offer statement and the related materials may be obtained for free by directing a request by mail to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or by calling toll-free (888) 750-5834, or by directing a request by mail to Goldman, Sachs & Co., 200 West Street, New York, NY 10282, or by calling toll-free (800) 323-5678. You may also read and copy the solicitation/recommendation statement and any reports, statements and other information filed by Offeror or CKx with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please visit the SEC’s website for further information on its public reference room.

About CKx, Inc.

CKx is engaged in the ownership, development and commercial utilization of globally recognized entertainment content. CKx’s current properties include the rights to the name, image and likeness of Elvis Presley and Muhammad Ali, the operations of Graceland, and proprietary rights to the IDOLS and So You Think You Can Dance television brands, including the American Idol series in the United States and local adaptations of the IDOLS and So You Think You Can Dance television show formats which, collectively, air in more than 100 countries. For more information about CKx, visit its corporate website at www.CKx.com.

About Apollo Global Management, LLC

Apollo is a leading global alternative asset manager with offices in New York, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. As of March 31, 2011, Apollo had assets under management of $70 billion, in private equity, credit-oriented capital markets and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Forward-Looking Statements

This release contains forward-looking statements as defined by the federal securities law which are based on our current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied, including, among other things, risks relating to the expected timing of the completion and financial benefits of the tender offer and the merger. Neither Apollo nor CKx undertakes any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

For CKx, Inc.:

William Schmitt, ICR Inc.

203-682-8200

For Apollo Global Management, LLC investor inquiries:

Gary M. Stein

212-822-0467

Head of Corporate Communications

gstein@apollolp.com

For Apollo Global Management, LLC media inquiries:

Charles Zehren, Rubenstein Associates

212-843-8590

czehren@rubenstein.com

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